Exhibit 99.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF “MITESCO, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 2023, AT 1:32 O`CLOCK P.M.

5096976 8100 SR# 20233727358
You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 204378039 Date: 10-16-23

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A DELAWARE CORPORATION TO A NON-DELAWARE ENTITY PURSUANT SECTION 266 OF THE GENERAL CORPORATION LAW

1.)    The name of the Corporation is MITESCO, INC.

(If changed, the name under which its certificate of incorporation was originally filed was TRUNITY HOLDINGS, INC.)

2.)    The date of filing of its original certificate of incorporation with the Secretary of State is January 18, 2012.

3.)    The jurisdiction to which the corporation shall convert to is Nevada and the name under which the entity shall be known as is Mitesco, Inc.

4.)    The conversion has been approved in accordance with this section;

5.)    The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.)    The address to which a copy of the process shall be mailed to by the Secretary of State is 18202 Minnetonka Blvd., Suite 100, Deephaven, Minnesota 55391.

7.)    The effective date of the filing of this Certificate of Conversion shall be October 13, 2023.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 13th day of October, A.D. 2023.

By: /s/ Lawrence Diamond

       Chief Executive Officer

Name: Lawrence Diamond

           Print or Type Name and Title

State of Delaware Secretary of State Division of Corporations Delivered 01:32 P 10/13/2023 FILED 01:32 PM10/13/2023 SR 20233727358 - File Number 5096976